Exhibit 99.1

COMPANY CONTACTS
Paul Arndt
Senior Manager, Investor Relations
702-835-6300
SPECTRUM PHARMACEUTICALS, INC.
REPORTS STRONGEST FINANCIAL POSITION IN COMPANY HISTORY:
RECORD REVENUES, PROFITS, AND CASH GENERATED FROM OPERATIONS FOR THE
THREE- AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2011
•	$209 Million In Cash, Cash Equivalents, Investments and Receivables as of September 30, 2011

•	Record Performance in the Three- and Nine-Month 2011:
•	Total Revenues of $51 Million and $140 Million, Respectively, Vs. $17 Million and $40 Million in 2010

•	Product Revenues of $48 Million and $131 Million, Respectively, Vs. $14 Million and $30 Million in 2010

•	Net Income of $20 Million and $40 Million, or $0.38 and $0.77 Per Share Basic, and $0.34 and $0.70 Per Share Diluted, Respectively
•	November 20, 2011 — FDA Decision Date for ZEVALIN Bioscan Removal

•	Two New Drug Applications on Track for Filing in 2012

•	Board-Approved Stock Repurchase Program In Effect
HENDERSON, Nevada — October 28, 2011 — Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, today reported record financial results for the three- and nine-month periods ended September 30, 2011.
“We are pleased that we are fulfilling our mission of bringing novel cancer treatments to patients while continuing to build shareholder value,” said Rajesh C. Shrotriya, MD, Chairman, Chief Executive Officer, and President of Spectrum Pharmaceuticals. “Our cash flow from operations and financial condition, record revenues and profitability place Spectrum at the strongest position in our history. We believe the growing and robust sales of FUSILEV demonstrate the sustainability of the brand. We continue to work with the FDA regarding the removal of the bioscan requirement for ZEVALIN, which we believe is the most effective single-agent treatment for follicular non-Hodgkin’s lymphoma. Looking forward, we plan to expand the indications for both FUSILEV and ZEVALIN, and are currently on track to file two New Drug Applications in 2012 for apaziquone and belinostat.”
Three-Month Period Ended September 30, 2011 (All #s are Approximate)
The Company recorded net income of $20.26 million, or $0.38 per basic and $0.34 per diluted share, compared to a net loss of $4.59 million, or ($0.09) per basic and diluted share, in the third quarter of 2010. Consolidated revenue of $51.02 million was comprised of product sales of $47.95 million ($41.01 million from FUSILEV, $6.94 million from ZEVALIN) and $3.08 million from licensing fees. This represents a 205% increase from the $16.74 million in consolidated revenue recorded in the third quarter of 2010, comprised of product sales of $13.66 million ($5.99 million from FUSILEV; $7.68 million from ZEVALIN) and $3.08 million from licensing fees. Total research and development expenses were $7.39 million, as compared to $7.49 million in the same period of 2010. Selling, general and administrative expenses were $15.81 million, which includes non-cash charges of $4.09 million, as compared to $11.41 million, which includes non-cash charges of $1.80 million in the same period in 2010.
11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Nine-Month Period Ended September 30, 2011 (All #s are Approximate)
The Company recorded net income of $40.24 million, or $0.77 per basic and $0.70 per diluted share, compared to a net loss of $53.28 million, or ($1.08) per basic and diluted share, in the nine-month period ended September 30, 2010. Consolidated revenue of $139.98 million was comprised of product sales of $130.76 million ($109.57 million from FUSILEV, $21.19 million from ZEVALIN) and $9.23 million from licensing fees. This represents a 249% increase from $40.17 million in consolidated revenue recorded in the nine-month period of 2010, comprised of product sales of $30.05 million ($9.00 million from FUSILEV, $21.05 million from ZEVALIN) and $10.12 million from licensing fees. Total research and development expenses were $20.90 million, as compared to $50.31 million in the same period of 2010, which included the $30 million up-front licensing fee for belinostat. Selling, general and administrative expenses were $47.26 million, which includes non-cash charges of $14.09 million, compared to $36.08 million in the same period in 2010, which includes non-cash charges of $4.16 million.
During the nine-month period ended September 30, 2011, net cash provided by operations was approximately $32.33 million. Cash, cash equivalents, investments and receivables as of September 30, 2011 aggregated $208.54 million, as compared to $125.29 million as of December 31, 2010.
On June 15th, the board of directors of the Company authorized the repurchase of our common stock through the end of December 2012. To date, the Company has repurchased approximately 363,000 shares of common stock.
There were approximately 57 million shares of common stock issued and outstanding as of September 30, 2011.
Conference Call

Friday, October 28, 2011 @ 1:30 p.m. Eastern/10:30 a.m. Pacific
Domestic:	(877) 837-3910, Conference ID# 14508947
International:	(973) 796-5077, Conference ID# 14508947
On the conference call, management will review the financial results, provide an update on the Company’s business and discuss expectations for the future.
Webcast and replays: www.sppirx.com

Conference Call audio replays will be available through November 11, 2011
Domestic:	855-859-2056
International:	404-537-3406
2011/2012 Expected Corporate Events and Potential Valuation Catalysts
FUSILEV®
•	Continue to promote FUSILEV and grow revenue in advanced metastatic colorectal cancer,

•	Initiate additional clinical studies to expand FUSILEV indications.
ZEVALIN®
•	Bioscan removal FDA decision date (PDUFA) — November 20, 2011

•	Upcoming Presentations at the Annual Meeting of the American Society of Hematology (ASH) 2011 in San Diego, December 10-13, 2011
•	To date, a total of seven ZEVALIN data presentations have been accepted, six of which have been selected for oral presentations by the lymphoma review committee of ASH
•	Continue a pivotal study in Diffuse Large B-Cell Lymphoma and initiate additional ZEVALIN registrational studies vs. rituximab in non-Hodgkin lymphoma
11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Apaziquone
•	File NDA in 2012
Belinostat
•	File NDA in 2012
Robust Pipeline of Products
•	Continued development of novel compounds.
About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology. The Company’s strategy is to acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products. The Company markets two oncology drugs, FUSILEV and ZEVALIN and has two drugs, apaziquone and belinostat, in late stage development along with a diversified pipeline of novel drug candidates. The Company has assembled an integrated in-house scientific team, including clinical development, medical research, regulatory affairs, biostatistics and data management, formulation development, and has established a commercial infrastructure for the marketing of its products. The Company also leverages the expertise of its worldwide partners to assist in the execution of its strategy. For more information, please visit the Company’s website at www.sppirx.com.
Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include but are not limited to statements that relate to our business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees, around the world to assist us in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new applications to the FDA may not receive approval, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our lack of sustained revenue history, our limited marketing experience, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.
SPECTRUM PHARMACEUTICALS, INC.®, ZEVALIN®, and FUSILEV® are registered trademarks of Spectrum Pharmaceuticals, Inc. REDEFINING CANCER CARE™ and the Spectrum Pharmaceutical logos are trademarks owned by Spectrum Pharmaceuticals, Inc.
© 2011 Spectrum Pharmaceuticals, Inc. All Rights Reserved.
11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Product sales, net	$47,949	$13,660	$130,759	$30,050
License and contract revenue	3,075	3,075	9,225	10,117

Total revenues	$51,024	$16,735	$139,984	$40,167

Operating costs and expenses:
Cost of product sales (excludes amortization of purchased intangible assets)	8,845	3,789	23,555	10,626
Selling, general and administrative	15,811	11,411	47,261	36,075
Research and development	7,388	7,485	20,904	50,314
Amortization of purchased intangibles	930	930	2,790	2,790

Total operating costs and expenses	32,974	23,615	94,510	99,805

Income (loss) from operations	18,050	(6,880)	45,474	(59,638)
Change in fair value of common stock warrant liability	2,999	1,629	(3,488)	6,030
Other income, net	(144)	578	550	245

Income (loss) before provision for income taxes	20,905	(4,673)	42,536	(53,363)
Provision for income taxes	(650)	79	(2,300)	79

Net income (loss)	$20,255	$(4,594)	$40,236	$(53,284)

Net income (loss) per share:
Basic	$0.38	$(0.09)	$0.77	$(1.08)

Diluted	$0.34	$(0.09)	$0.70	$(1.08)

Weighted average shares outstanding:
Basic	53,810,047	49,739,072	52,477,789	49,146,245

Diluted	59,469,863	49,739,072	57,326,069	49,146,245

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30,	December 31,
	2011	2010
Cash, cash equivalents	110,293	53,557
Marketable securities	38,604	42,117
Accounts receivable, net	47,766	21,051
Inventories, net	10,285	4,234
Prepaid expenses and other current assets	571	906

Total current assets	207,519	121,865
Investments	11,880	8,569
Property and equipment, net	2,821	3,158
Intangible assets, net	43,078	29,605
Other assets	576	434

Total Assets	$265,874	$163,631

Current liabilities	$75,553	$63,322
Deferred revenue and other credits — less current portion	16,173	25,495
Other long-term liabilities	315	338

Total liabilities	92,041	89,155
Total stockholders’ equity	173,833	74,476

Total liabilities and stockholders’ equity	$265,874	$163,631

Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.
Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.
The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

NON-GAAP INCOME (LOSS) RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2011	2010	2011	2010
GAAP income (loss) before income taxes	$20,905	$(4,673)	$42,536	$(53,363)
Stock-based compensation	4,336	2,056	15,216	6,267
Change in fair value of common stock warrant liability	(2,999)	(1,629)	3,488	(6,030)

Income (loss) before income taxes	22,242	(4,246)	61,240	(53,126)
Estimated provision for income taxes	(650)	79	(2,300)	79

Non-GAAP income (loss)	$21,592	$(4,167)	$58,940	$(53,047)

Non-GAAP income (loss) per share — Basic	$0.40	$(0.08)	$1.12	$(1.08)

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI